                                                                      Exhibit 11

COMPUTATION OF EARNINGS PER SHARE

                                       FOR THE           FOR THE        FOR THE
                                      YEAR ENDED        YEAR ENDED     YEAR ENDED
                                     JUNE 30, 1996    JUNE 30, 1997   JUNE 30, 1998
                                     -------------    -------------   -------------


NET INCOME                              $2,665,000       $2,319,000      $3,051,000
                                        ==========       ==========      ==========

BASIC
   NUMBER OF SHARES OUTSTANDING          2,256,238        2,247,021       2,176,893

   EARNINGS PER SHARE                        $1.18            $1.03           $1.40
                                             -----            -----           -----

DILUTED:
   NUMBER OF SHARES OUTSTANDING          2,323,455        2,325,658       2,312,389

   EARNINGS PER SHARE                        $1.15            $1.00           $1.32
                                             =====            =====           =====

_____________________

(1) NUMBER OF SHARES AND PER SHARE AMOUNTS ADJUSTED TO REFLECT
    THE EFFECTS OF THE THREE-FOR-TWO STOCK SPLIT PAID ON
    JANUARY 16, 1998.